Exhibit 99.1

Blue Capital Reinsurance Holdings Reports Second Quarter Financial Results

HAMILTON, Bermuda, July 25, 2014 - Blue Capital Reinsurance Holdings Ltd. (NYSE:BCRH) (the “Company”), a Bermuda holding company that offers collateralized reinsurance in the property catastrophe market and invests in various insurance-linked securities, today reported its financial results for the second quarter of 2014.

The Company’s net income and operating income for the quarter was $1.2 million ($0.13 per share). The Company’s fully converted book value per common share (FCBVPS) was $20.02 at June 30, 2014, reflecting a 0.6% increase for the quarter and a 4.1% increase for the first half, each inclusive of dividends declared in such periods.

The table below illustrates the components of the Company’s results for the first half of 2014:

	Amount in	Impact per share
Six Month Period ended June 30, 2014	millions	Earnings	FCBVPS

Net income and operating income	$7.3	$.83	$.82

Common dividends declared	(5.3)		(.60)

Net change in book value	$2.0		$.22

William Pollett, President and CEO, commented: “Our second quarter results were impacted by a series of smaller industry catastrophe events.  However, our underwriting team executed well during the key June 1 renewal period, successfully deploying our available capital to construct a diversified portfolio of risks and expanding our client base.”

During the first half of 2014 the Company bound indemnity reinsurance contracts with expected total annual premiums of $45.4 million and wrote $32.6 million in premium. The business generated by the Company since its inception collectively represents $203.5 million in total reinsurance contract limit.

Of the total capital deployed by the Company thus far, approximately 40% was deployed in support of first event reinsurance coverages, 40% was deployed in support of a catastrophe quota share and the balance was deployed in support of second and subsequent event reinsurance coverages.

During the second quarter, the Company earned $11.1 million of reinsurance premiums, representing approximately 25% of the expected total annual premium associated with its in-force reinsurance contracts at June 30, 2014. The Company also earned $0.1 million from reinsurance derivative contracts.

Loss and loss adjustment expenses for the quarter were $7.3 million, which includes a provision for losses that are believed to have occurred but for which no claims have been reported. The losses recorded during the period resulted largely from severe tornadoes in the U.S., as well as Windstorm Ela in Western Europe.

Acquisition costs were $1.5 million for the quarter.  No profit commissions were accrued during the period.

General and administration expenses were $1.1 million, which consisted of management fees of $0.7 million, public company expenses of $0.3 million and administrative fees of $0.1 million.

During the quarter the Company closed on a new $20 million unsecured revolving credit agreement to provide it with additional flexibility in capital deployment. The Company incurred upfront interest and financing expenses of $0.1 million during the quarter in connection with this new facility.

As of June 30, 2014, the Company’s net exposures to: (i) a single natural catastrophe occurrence within certain broadly defined major catastrophe zones; and (ii) single event losses for certain defined natural catastrophe region and peril combinations, were each within its underwriting guidelines.

On June 30, 2014, the Company declared a regular quarterly dividend of $0.30 per share, which is payable on July 31, 2014 to all shareholders of record as of July 15, 2014.

Additional information can be found in the Company’s public filings with the Securities and Exchange Commission and at www.bcapre.bm.

Blue Capital Management Ltd. and Blue Capital Insurance Managers Ltd., which serve as the Company’s investment manager and reinsurance manager, respectively, are wholly-owned subsidiaries of Montpelier Re Holdings Ltd. (NYSE: MRH, “Montpelier”), a leading global provider of property catastrophe and short tail reinsurance solutions with over $4.0 billion of assets. Through this relationship, the Company benefits from Montpelier’s industry leading proprietary reinsurance modelling tools, underwriting expertise and broker/client relationships. The Company was formed on June 24, 2013 and began trading on the New York Stock Exchange on November 6, 2013.

Blue Capital Reinsurance Holdings Ltd.

Investors:

William Pollett, President and CEO

441-299-7576

General Inquiries:

441-278-5004

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the United States (the “U.S.”) federal securities laws, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not historical facts, including statements about our beliefs and expectations. These statements are based upon current plans, estimates and projections. Forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and various risk factors, many of which are outside our control. See Item 1A “Risk Factors” contained in the Company’s 2013 Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, for specific important factors that could cause actual results to differ materially from those contained in forward looking statements. You can identify forward-looking statements in this earnings release by the use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” These forward-looking statements include, among others, statements relating to our future financial performance, our business prospects and strategy, our dividend policy and expected dividend payout, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included in this press release as a result of various factors, including, among others:

•  the fact that we have little operating history;

•  the possibility of severe or unanticipated losses from natural and man-made catastrophes, including those that may result from changes in climate conditions, including global temperatures and expected sea levels;

•  the effectiveness of our loss limitation methods;

•  our dependence on our Chief Executive Officer and interim Chief Financial Officer and our service providers;

•  our ability to effectively execute our business plan and any new ventures that we may enter into;

•  acceptance of our business strategy, security and financial condition by regulators, brokers and insureds;

•  failure by any service provider to carry out its obligations to us in accordance with the terms of its appointment;

•  conflicts of interest that could result from our relationships and potential overlaps in business with related parties, including Montpelier Re Holdings Ltd. and its subsidiaries;

•  the cyclical nature of the property catastrophe insurance and reinsurance industry;

•  the availability of capital and financing, including our ability to raise more equity capital and our ability to release capital from existing obligations to redeploy annually;

•  the levels of new and renewal business achieved;

•  the availability of opportunities to increase writings in our core property and specialty insurance and reinsurance lines of business and in specific areas of the casualty reinsurance market and our ability to capitalize on those opportunities;

•  the inherent uncertainty of our risk management process, which is subject to, among other things, industry loss estimates and estimates generated by modeling techniques;

•  the accuracy of those estimates and judgments used in the preparation of our financial statements, including those related to revenue recognition, insurance and other reserves, reinsurance recoverables, asset valuations, contingencies and litigation which, for a new reinsurance company like us, are even more difficult to make than those made in a mature company because of limited historical information;

•  the inherent uncertainties of establishing reserves for loss and loss adjustment expenses and unanticipated adjustments to premium estimates;

•  changes in the availability, cost or quality of reinsurance or retrocessional coverage;

•  general economic and market conditions, including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates, and conditions specific to the insurance and reinsurance markets in which we operate;

•  changes in and the impact of governmental legislation or regulation, including changes in tax laws in the jurisdictions where we conduct business;

•  statutory or regulatory developments, including as to tax policy and reinsurance and other regulatory matters such as the adoption of proposed legislation that would affect Bermuda-headquartered companies or Bermuda-based insurers or reinsurers;

•  potential treatment of us as an investment company or a passive foreign investment company for purposes of U.S. securities laws or U.S. federal taxation, respectively;

•  the amount and timing of any reinsurance recoverables and reimbursements we actually receive from our reinsurers;

•  the overall level of competition, and the related supply and demand dynamics in our markets relating to growing capital levels in our industry;

•  declining demand due to increased retentions by cedants and other factors;

•  acts of terrorism, political unrest, outbreak of war and other hostilities or other non-forecasted and unpredictable events;

•  unexpected developments concerning the small number of insurance and reinsurance brokers upon whom we rely for a large portion of revenues;

•  operational risks, including the risk of fraud and any errors and omissions, as well as technology breaches or failures;

•  our dependence as a holding company upon dividends or distributions from our operating subsidiaries;

•  changes in accounting principles or the application of such principles by regulators; and

• the impact of any foreign currency fluctuations.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS

(In millions of U.S. dollars, except share and per share amounts)

Unaudited

	June 30,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$4.6	$173.8
Cash and cash equivalents pledged as collateral	20.6	—
Reinsurance premiums receivable	11.1	—
Deferred reinsurance acquisition costs	0.9	—
Funds held by reinsured companies as collateral	163.9	—
Other assets	0.8	1.7

Total Assets	$201.9	$175.5
Liabilities
Loss and loss adjustment expense reserves	$7.9	$—
Unearned reinsurance premiums	11.2	—
Accounts payable and accrued expenses	5.5	0.7
Other liabilities	2.0	1.5

Total Liabilities	26.6	2.2

Shareholders’ Equity
Common Shares and additional paid-in capital	174.0	174.0
Retained earnings (deficit)	1.3	(0.7)

Total Shareholders’ Equity	175.3	173.3

Total Liabilities and Shareholders’ Equity	$201.9	$175.5

Common shares outstanding (000s)	8,750	8,750
Common and common equivalent shares outstanding (000s)	8,757	8,750

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

(In millions of U.S. dollars, except per share amounts)

Unaudited

	Three Month Periods Ended		Six Month Periods Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues
Reinsurance premiums written	$10.7	$—	$32.5	$—
Change in net unearned reinsurance premiums	0.4	—	(11.2)	—

Net reinsurance premiums earned	11.1	—	21.3	—
Net income from derivative instruments	0.1	—	0.2	—

Total revenues	11.2	—	21.5	—
Expenses
Underwriting expenses:
Loss and loss adjustment expenses	7.3	—	8.2	—
Reinsurance acquisition costs	1.5	—	3.7	—
General and administrative expenses	1.1	—	2.2	—
Non-underwriting expenses:
Interest and financing expenses	0.1		0.1	—

Total expenses	10.0	—	14.2	—

Net income and comprehensive income	$1.2	$—	$7.3	$—

Per share data:
Basic and diluted earnings per Common Share	$0.13	$—	$0.83	$—
Dividends declared per Common Share	0.30	—	0.60	—

Insurance ratios:
Loss and loss adjustment expense ratio	65.6%	—%	38.3%	—%
Acquisition costs ratio	14.1%	—%	17.5%	—%
General and administrative expense ratio	9.5%	—%	10.3%	—%
Combined ratio	89.2%	—%	66.1%	—%

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

Six Month Periods Ended June 30, 2014 and 2013

(In millions of U.S. dollars)

Unaudited

	Total	Common	Additional	Retained
	shareholders’	Shares, at	paid-in	earnings
	equity	par value	capital	(deficit)

Opening balances at January 1, 2014	$173.3	$8.8	$165.2	$(0.7)

Net income	7.3	—	—	7.3
Dividends declared on Common Shares	(5.3)	—	—	(5.3)

Ending balances at June 30, 2014	$175.3	$8.8	$165.2	$1.3
Dividends declared as a percentage of year-to-date net income				72.6%

	Total	Common	Additional
	shareholders’	Shares, at	paid-in	Retained
	equity	par value	capital	earnings

Opening balances at January 1, 2013	$—	$—	$—	$—

Issuance of Common Shares	—	—	—	—

Ending balances at June 30, 2013	$—	$—	$—	$—

BOOK VALUE AND FULLY CONVERTED BOOK VALUE PER COMMON SHARE (1)

Unaudited

	June 30,	March 31,	Dec. 31,
	2014	2014	2013

Book value per share numerator (in millions of U.S. dollars):

[A] Shareholders’ Equity (in millions of U.S. dollars)	$175.3	$176.8	$173.3

Book value per share denominators (in thousands of shares):

[B] Common Shares outstanding	8,750	8,750	8,750
Restricted Share Units outstanding	7	—	—
[C] Fully converted book value per common share denominator	8,757	8,750	8,750

Book value per common share [A]/[B]	$20.03	$20.20	$19.80
Fully converted book value per common share [A]/[C]	$20.02	$20.20	$19.80

Change in fully converted book value per common share: (2)

From March 31, 2014	0.6%
From December 31, 2013	4.1%

(1) These measures constitute “non-GAAP financial measures” as defined in Regulation G and as further described herein.

(2) Computed as the change in fully converted book value per common share after taking into account common dividends declared of $0.30 and $0.60 during the three and six month periods ended June 30, 2014, respectively.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

Natural Catastrophe Risk Management

The following discussion should be read in conjunction with the “Risk Factors” contained in Item 1A of the Company’s 2013 Form 10-K, as filed with the Securities and Exchange Commission, in particular the risk factor entitled “Our stated catastrophe and enterprise-wide risk management exposures are based on estimates and judgments which are subject to significant uncertainties.”

Exposure Management

The Company’s Investment and Insurance Managers (the “Managers”) monitor our net exposure to a single natural catastrophe occurrence within certain broadly defined major catastrophe zones. Our June 1, 2014 projected net exposures by zone were in compliance with our underwriting guidelines. Namely, our projected net exposure to any one zone was below 50% of our shareholders’ equity at June 30, 2014. These broadly defined major catastrophe zones are currently defined as follows:

North America:	Europe:	Rest of World:

U.S. - Northeast	Western Central Europe (1)	Australia
U.S. - Mid-Atlantic	Eastern Europe	New Zealand
U.S. - Florida	Southern Europe	Japan
U.S. - Gulf	Northern Europe, Benelux	South America
U.S. - New Madrid	and Scandinavia	Middle East
U.S. - Midwest	U.K. and Ireland
U.S. - California
U.S. - Hawaii
Canada - Eastern
Canada - Western

(1)  Consisting of France, Germany, Switzerland and Austria.

Single Event Losses

For certain defined natural catastrophe region and peril combinations, the Managers assess the probability and likely magnitude of losses using a combination of industry third-party models, proprietary models and underwriting judgment. The Managers attempt to model the projected net impact from a single event, taking into account contributions from property catastrophe reinsurance (including retrocessional business), property pro-rata reinsurance and event-linked derivative securities, offset by the net benefit of any reinsurance or derivative protections we purchase and the benefit of premiums.

The table that follows details the projected net impact from single event losses as of June 1, 2014 for selected zones at selected return period levels using AIR Worldwide Corporation’s CLASIC/2 model version 15.0, one of several industry-recognized third-party vendor models. It is important to note that each catastrophe model contains its own assumptions as to the frequency and severity of loss events, and results may vary significantly from model to model.

Since the Managers utilize a combination of third-party models, proprietary models and underwriting judgment to project the net impact from single event losses, our internal projections may be higher or lower than those presented in the following table:

Net Impact From Single Event Losses at Specified Return Periods

	Net Impact		Percentage of June 30, 2014
	(Millions)	Return Period (1)	Shareholders’ Equity

U.S. - Florida hurricane	$58	1 in 100 year	33%
U.S. - Gulf hurricane	38	1 in 100 year	21%
U.K. and Ireland windstorm	34	1 in 100 year	19%
U.S. - California earthquake	28	1 in 250 year	16%
All other zones			less than 15%

(1)   A “100-year” return period can also be referred to as the 1.0% occurrence exceedance probability (“OEP”), meaning there is a 1.0% chance in any given year that this level will be exceeded.  A “250-year” return period can also be referred to as the 0.4% OEP, meaning there is a 0.4% chance in any given year that this level will be exceeded.

Our June 1, 2014 single event loss exposures were within our underwriting guidelines. Namely, the projected net impact from any one catastrophe loss event (excluding earthquake) at the 1 in 100 year return period for any one zone did not exceed 35% of our shareholders’ equity at June 30, 2014, and the projected net impact from any one earthquake loss event at the 1 in 250 year return period for any zone did not exceed 35% of our shareholders’ equity at June 30, 2014.

Our single event loss estimates represent snapshots as of June 1, 2014. The composition of our in-force portfolio may change materially at any time due to the acceptance of new policies, the expiration of existing policies, losses incurred and changes in our outwards reinsurance and derivative protections.